                                                                     EXHIBIT 4.8

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                              MEDI-JECT CORPORATION

               Warrant for the Purchase of Shares of Common Stock,
                            $.01 par value per Share

No.____                                                            10,000 Shares

THIS CERTIFIES that, for value received, GRAYSON & ASSOCIATES, INC. (the "Holder"), is entitled to subscribe for and purchase from MEDI-JECT CORPORATION, a Minnesota corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after September 23, 1999, and before 5:00 P.M. on September 23, 2004, Minnesota time (the "Exercise Period"), 10,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), at a price of $2.4004 per share (the "Exercise Price"). This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Agreement, dated September 23, 1999, between the Holder and the Company. This Warrant may be transferred subject to the following conditions: (i) during the first year after the date of this Warrant, it may not be sold, transferred, assigned or hypothecated except to persons who are (x) both officers and shareholders of Holder, or (y) both officers and employees of Holder, and (ii) after such period, the Warrant shall be transferable without restriction, subject to the opinion of counsel as provided in Paragraph 4 herein that such transfer is not in violation of federal or state securities laws. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 161 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55441, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price").

     2. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(b) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

     (b) The Conversion Rights provided under this Section 2 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

     3. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     4. Any Warrants issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of the authority of such person or entity shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     5. The Company shall seek at its next annual meeting of shareholders to amend its Articles of Incorporation to increase its authorized common stock and if the shareholders approve such amendment, it shall at all times thereafter reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, optionholders, warrantholders and any other persons and the Holders will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts which might be created by acts or omissions to act of the Company.

     6. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital
stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, the Holder would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) For the purpose of any computation under this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq SmallCap Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

     (c) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (d) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised or converted this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (e) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 6, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     (f) Whenever there shall be an adjustment provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail or overnight courier, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     (g) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

     7. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of all or substantially all of the property and assets of the Company, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

     (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     8. In case at any time the Company shall propose:

     (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

     (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

     (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or

     (iv) to effect any liquidation, dissolution, or winding-up of the Company;
or

     (v) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     9. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     10. If the Company proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a claim of exemption or registration statement on a form that does not permit the inclusion of shares by its security holders) any of its securities, it will give written notice to all registered holders of Warrants, and all registered holders of shares of common stock acquired upon the exercise of Warrants (the "Common Shares"), of its intention to do so and, on the written request of any such registered holders given within twenty (20) days after receipt of any such notice (which request must be made within five (5) years from the date of this Warrant), the Company will use its best efforts to cause all Common Shares which such holders shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any such registration shall be underwritten in whole or in part, the Company may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the shares originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares otherwise to be included pursuant to this Section in the underwritten public offering may be reduced; provided, however, that any such required reduction shall be pro rata among all persons (other than the Company) who are participating in such offering. Those shares which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. All expenses of such offering, except the fees of special counsel to such holders and brokers' commissions or underwriting discounts payable by such holders, shall be borne by the Company.

     (b) If and whenever the Company is required by Section 10(a) hereof to effect the registration of Warrants and/or shares issued upon the exercise of the Warrants under the Securities Act, the Company will:

     (i) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities not to exceed one (1) year;

     (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities not to exceed one (1) year;

     (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

     (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (vi) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (vii) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Warrants or shares by such holder;

     (viii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

     (xi) at the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

     (d) The Company hereby indemnifies the holder of this Warrant and of any common stock issued or issuable hereunder, its officers and directors, and any person who controls such Warrant Holder or such Holder of common stock within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Warrant Holder or such holder of common stock expressly for use therein; and provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in a subsequent prospectus, such indemnity agreement shall not inure to the benefit of a holder if a copy of such subsequent prospectus was not sent or given with or prior to the written confirmation of the sale of any of shares, if available at or prior to such written confirmation, to the person asserting any loss, liability, claim or damage. Each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

     11. The Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

"THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

     12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     14. This Warrant shall be construed in accordance with the laws of the State of Minnesota applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated as of: September 23, 1999

                                   MEDI-JECT CORPORATION


                                   By: /s/ Franklin Pass
                                       ----------------------------------
                                   Name:  Franklin Pass, M.D.
                                   Title: President, Chief Executive Officer
                                          and Chairman of the Board of Directors

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, Grayson & Associates, Inc. hereby sells, assigns, and transfers unto _____________________________ a Warrant to purchase _____________
shares of Common Stock, $.01 per share, of Medi-Ject Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________________________


Grayson & Associates, Inc.


By: ___________________________________
    Name:
    Its:


NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  Medi-Ject Corporation
     161 Cheshire Lane, Suite 100
     Minneapolis, MN 55441

ELECTION TO EXERCISE

     The undersigned hereby exercises his or its rights to purchase ____________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $___________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________________________        Name: _______________________________
                                                 (Print)



Address: __________________________              _______________________________
                                                 (Signature)
         __________________________

To:  Medi-Ject Corporation
     161 Cheshire Lane, Suite 100
     Minneapolis, MN 55441

                     CASHLESS EXERCISE FORM
    (To be executed upon conversion of the attached Warrant)

     The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions of the within Warrant, in respect of ___________ shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________________________        Name: _______________________________
                                                 (Print)



Address: __________________________              _______________________________
                                                 (Signature)
         __________________________